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                                                                     EXHIBIT 8.1
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                                                     December 31, 2002


NovaStar Mortgage Funding Corporation
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

                           Re: Registration Statement
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Ladies and Gentlemen:

     We have acted as tax counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company"), in connection with the Prospectus filed by the Company.

     The term "Prospectus" means the prospectus and each prospectus supplement included in the Registration Statement. The term "Registration Statement" means
(i) the Registration Statement on Form S-3, as amended, including the exhibits thereto, at the time it is declared effective and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the "Securities").

     We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities described in the Prospectus. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

     Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

     (1) The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

     (2) We hereby adopt and confirm the statements in the Prospectus under the heading "Material Federal Income Tax Consequences" as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto.

     This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the

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reference to Dewey Ballantine LLP as tax counsel in the Registration Statement and the related Prospectus under the headings "Material Federal Income Tax Consequences" and "Legal Matters."

                                                     Very truly yours,



                                                     /s/ DEWEY BALLANTINE LLP